Exhibit 99.1

AdTheorent Holding Company, Inc. Reports Second Quarter 2022 Results

Revenue Increased 6.5% Lead By Strong Growth in CTV and Healthcare & Retail Verticals;

Company Continues to Expand Predictive Capabilities of Privacy-Forward Media Buying Platform

New York, NY — August 9, 2022 — AdTheorent Holding Company, Inc. (Nasdaq: ADTH) (“AdTheorent” or “the Company”), a programmatic digital advertising leader using advanced machine learning technology and privacy-forward solutions to deliver real-world value for advertisers and marketers, today announced second quarter 2022 financial results.

Second Quarter 2022 Financial Highlights:

•
Revenue: Revenue increased by $2.6 million in second quarter 2022, or 6.5%, to $42.5 million from $39.9 million in second quarter 2021, driven by strength across a diverse portfolio of customer verticals.
•
Gross Profit: Gross Profit of $21.6 million in second quarter 2022 was in line with second quarter 2021. Gross Profit Margin was 50.9%, compared to 54.2% in second quarter 2021.
•
Adjusted Gross Profit*: Adjusted Gross Profit* increased to $28.3 million in second quarter 2022, an increase of $1.7 million, or 6.4%, as compared to second quarter 2021. Adjusted Gross Profit Margin was 66.7% compared to 66.9% in the second quarter of 2021.
•
Net Income: Net Income increased by $56.4 million in second quarter 2022 to $57.8 million from $1.4 million in second quarter 2021. In the second quarter 2022, the Company recognized a total of $55.9 million of mark to market gains related to the change in fair value of the Seller's Earn-Out and Warrants liabilities.
•
Adjusted EBITDA*: Adjusted EBITDA* decreased to $7.3 million in second quarter 2022, a decrease of $4.7 million, or 39.2%, as compared to second quarter 2021. Adjusted EBITDA as a percentage of Adjusted Gross Profit of 25.8% represented a decrease from 45.2% in second quarter 2021.

Second Quarter 2022 Business and Operating Highlights:

•
AdTheorent's active customers grew by 44, or 15% year-over year, to 331 at June 30, 2022.
•
AdTheorent’s connected television ("CTV") revenue grew by 107% during the quarter to $4.0 million, as compared to $2.0 million in the second quarter of 2021. Customers are seeing value in AdTheorent’s differentiated, machine-learning optimized version of programmatic CTV.
•
AdTheorent added 37 new healthcare and pharmaceutical advertiser brands, the Company's largest vertical, across its active customer base in the first half of the year, and is working to grow these opportunities as part of a strategic focus on scaling a highly differentiated AdTheorent Health offering. On the product, data and platform side, during the quarter, the Company significantly expanded its data infrastructure by executing and operationalizing a broad de-identified insurance claims data license which will allow AdTheorent to provide privacy-friendly claims data modeling to deliver more precise advertising outcomes for the world’s top pharmaceutical and healthcare brands.
•
AdTheorent continued investing to expand its capabilities in the consumer packaged goods ("CPG") vertical in the second quarter and formalized a partnership with Catalina to optimize campaign performance based on in-store sales attributed to AdTheorent’s media. Catalina has access to 22,000 multi-outlet retail stores nationwide and collects purchase data from more than 420 million loyalty cards through retailer point of sales systems. By pairing Catalina data with AdTheorent’s machine-learning and predictive targeting capabilities, AdTheorent is able to make real-time campaign optimizations across mobile, desktop, and CTV devices to maximize sales for its CPG clients.

Technological Enhancements:

•
AdTheorent improved its capabilities in the area of Predictive Contextual Advertising in which it uses impression-specific predictive scoring to identify the impressions within contextually relevant properties which are most likely to drive specific Key Performance Indicator ("KPI") conversions (such as website sales), based on historic sales or other KPI conversions which resulted from ad exposure. Now, the Company is able to identify keyword combinations on web pages which the Company's data suggests are more likely to drive sales or other KPI conversions for customer campaigns and deliver better return on advertising spend to customers.
•
AdTheorent made substantial progress towards its forthcoming third quarter roll-out of AdTheorent Predictive Audiences, which will allow programmatic advertisers to target “audiences” in a more precise, data-driven and less opaque manner than is currently possible with traditional targetable audience segments. In addition to the almost 900 impression-specific data objects already available to be incorporated into AdTheorent models, in the second quarter the Company signed another important data license with Peer 39 to operationalize additional contextual data into AdTheorent's solutions. Through this integration, the Company's internal and Direct Access platform users will be able to perform pre-bid targeting based on contextual sentiment, content quality and their own brand safety criteria.
•
AdTheorent implemented platform automation related to the ingestion of advertiser brand web site visitor engagement data for use in its predictive models. This enhancement is an example of the Company's ongoing efforts to operationalize and automate within its platform valuable data science learnings, which are already being used to improve customer campaigns. For example, during the second quarter the Company used this enhanced platform automation to drive brand website visitation for a destination marketing organization. In a very short campaign window of 2.5 weeks, the Company was able to surpass client benchmarks driving 3.6 times more visits than the client’s campaign goal.
•
In the second quarter, AdTheorent was pleased to be issued a U.S. Patent, “Data Learning And Analytics Apparatuses, Methods and Systems”, recognizing one of the Company's valuable Machine Learning ("ML")-based advertising innovations, which the Company leverages as part of its Cost Per Action, or CPA, and KPI optimization capability suite. This and other innovations enable AdTheorent to use advanced ML and statistics to score ad impressions and drive KPI performance for customers.

“During the second quarter we invested behind people and technology that will power AdTheorent for years to come, and we have never been more excited about AdTheorent’s growing potential to disrupt the market and lead programmatic digital advertising into the post-ID future,” said James Lawson, CEO of AdTheorent. “We continue to advance our technological lead over competitors and educate customers on how AdTheorent can meaningfully improve their return on ad spend. Feedback from customers and potential customers is extremely encouraging and we are confident we will benefit disproportionately as advertising budgets build back up.”

* Adjusted Gross Profit and Adjusted EBITDA are non-Generally Accepted Accounting Principles ("non-GAAP") financial measures. See the supplementary schedules in this press release for a discussion of how the Company defines and calculate these measures and a reconciliation thereof to the most directly comparable GAAP measures.

Third Quarter and Updated Full-Year 2022 Financial Outlook:

AdTheorent's growth may be impacted in the second half of 2022 by macroeconomic factors beyond the Company's control, such as the COVID-19 pandemic, inflationary pressures, recessionary fears and the ongoing conflict in Ukraine. Based on the current business environment, recent performance and these current trends in the marketplace and subject to the risks and uncertainties inherent in forward-looking statements, the Company's outlook for the third quarter and full-year 2022 includes the following:

Third quarter 2022:

•
Revenue in the range of $37.5 million to $39.5 million.
•
Adjusted gross profit in the range of $24.6 million to $25.9 million.
•
Adjusted EBITDA in the range of $3.1 million to $4.0 million.

Full-year ending December 31, 2022:

•
Revenue in the range of $160.0 million to $180.0 million.
•
Adjusted gross profit in the range of $105.9 million to $119.0 million.
•
Adjusted EBITDA in the range of $17.5 million to $27.5 million.

Although the Company provides guidance for Adjusted EBITDA, it is not able to provide guidance for net income, the most directly comparable GAAP measure. Certain elements of the composition of net income, including stock compensation expense, are not predictable, making it impractical for the Company to provide guidance on net income or to reconcile its Adjusted EBITDA guidance to net income without unreasonable efforts. For the same reason, the Company is unable to address the probable significance of the unavailable information.

About AdTheorent:

AdTheorent (Nasdaq: ADTH) uses advanced machine learning technology and privacy-forward solutions to deliver impactful advertising campaigns for marketers. AdTheorent's machine learning-powered Platform A\T powers its predictive targeting, geo-intelligence, audience extension solutions and in-house creative capability, Studio A\T. Leveraging only non-sensitive data and focused on the predictive value of machine learning models, AdTheorent's product suite and flexible transaction models allow advertisers to identify the most qualified potential consumers coupled with the optimal creative experience to deliver superior results, measured by each advertiser's real-world business goals.

AdTheorent is consistently recognized with numerous technology, product, growth and workplace awards. AdTheorent was awarded "Best AI-Based Advertising Solution" (AI Breakthrough Awards) for four consecutive years and "Most Innovative Product" (B.I.G. Innovation Awards) for five consecutive years. Additionally, AdTheorent is the only six-time recipient of Frost & Sullivan's "Digital Advertising Leadership Award." AdTheorent is headquartered in New York, with fourteen offices across the United States and Canada. For more information, visit adtheorent.com.

Conference Call and Webcast Details:

AdTheorent will host a conference call and webcast at 4:30 p.m. ET today, August 9, 2022, to discuss its second quarter 2022 financial results and business highlights. The conference call can be accessed by dialing (888) 346-9287 from the United States and Canada or (412) 902-6656 International and asking to join the "AdTheorent conference call." The live webcast of the conference call and other materials related to AdTheorent’s financial performance can be accessed from AdTheorent’s investor relations website at investors.adtheorent.com.

Following the completion of the call until 11:59 p.m. ET on Tuesday, August 16, 2022, a telephone replay will be available by dialing (877) 344-7529 from the United States, (855) 669-9658 from Canada, or (412) 317-0088 International with Conference ID 7379375. A webcast replay will also be available at investors.adtheorent.com for 12 months.

Presentation:

The Business Combination on December 22, 2021 was accounted for as a reverse recapitalization and accordingly, pursuant to GAAP, the condensed consolidated financial statements presented below as of and for the three and six months ended June 30, 2021 have been recast and are presented on an as-converted basis using a calculated exchange ratio. In addition, the exchange ratio is utilized for calculating earnings per share in all prior periods presented.

Forward-Looking Statements:

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements contained in this press release relate to, among other things, the Company’s projected financial performance and operating results, including projected revenue, Adjusted Gross Profit and Adjusted EBITDA, as well as statements regarding the COVID-19 pandemic, inflationary pressures, recessionary fears and the ongoing conflict in Ukraine.

Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, the market for programmatic advertising developing slower or differently than the Company’s expectations, the demands and expectations of clients and the ability to attract and retain clients and other economic, competitive, governmental and technological factors outside of the Company's control, that may cause the Company's business, strategy or actual results to differ materially from the forward-looking statements. The Company does not intend and undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to AdTheorent's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and any subsequent filings on Forms 10-Q or 8-K, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Investor Contact:

April Scee, ICR

AdTheorentIR@icrinc.com (646) 277-1219

Press Contact:

Press@adtheorent.com

ADTHEORENT HOLDING COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited; in thousands)

	June 30,	December 31,
	2022	2021
ASSETS
Current assets
Cash and cash equivalents	$63,628	$100,093
Accounts receivable, net	44,089	55,936
Income tax recoverable	99	95
Prepaid expenses	7,901	3,801
Total current assets	115,717	159,925
Property and equipment, net	571	409
Operating lease right of use assets	6,249	—
Investment in SymetryML Holdings	851	—
Customer relationships, net	6,712	8,986
Other intangible assets, net	6,830	7,608
Goodwill	34,842	35,778
Deferred income taxes, net	3,670	434
Other assets	368	402
Total assets	$175,810	$213,542

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$9,989	$12,382
Accrued compensation	3,985	10,530
Accrued expenses	2,422	4,664
Operating lease liabilities, current	1,276	—
Total current liabilities	17,672	27,576
Revolver borrowings	—	39,017
SAFE Notes	—	2,950
Warrants	9,579	12,166
Seller's Earn-Out	5,318	18,081
Operating lease liabilities, non-current	6,832	—
Deferred rent	—	1,869
Total liabilities	39,401	101,659
Commitments and contingencies

Stockholders’ equity
Preferred Stock	—	—
Common Stock	9	9
Additional paid-in capital	77,851	70,778
Retained earnings	58,549	42,512
Total stockholders’ equity attributable to AdTheorent Holding Company, Inc.	136,409	113,299
Noncontrolling interests in consolidated subsidiaries	—	(1,416)
Total stockholders' equity	136,409	111,883
Total liabilities and stockholders’ equity	$175,810	$213,542

ADTHEORENT HOLDING COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$42,476	$39,867	$76,717	$70,834
Operating expenses:
Platform operations	20,854	18,263	38,626	33,151
Sales and marketing	11,083	8,422	21,413	16,480
Technology and development	4,153	2,670	8,438	5,133
General and administrative	5,103	7,977	10,704	10,114
Total operating expenses	41,193	37,332	79,181	64,878
Income (loss) from operations	1,283	2,535	(2,464)	5,956
Interest expense, net	(47)	(610)	(156)	(1,210)
Gain on change in fair value of Seller's Earn-Out	37,419	—	12,763	—
Gain on change in fair value of warrants	18,523	—	2,587	—
Gain on deconsolidation of SymetryML	—	—	1,939	—
Loss on change in fair value of SAFE Notes	—	—	(788)	—
Loss on fair value of investment in SymetryML Holdings	(10)	—	(10)	—
Other (expense) income, net	(1)	20	(19)	20
Total other income (expense), net	55,884	(590)	16,316	(1,190)
Net income before benefit (provision) for income taxes	57,167	1,945	13,852	4,766
Benefit (provision) for income taxes	610	(584)	1,635	(1,572)
Net income	$57,777	$1,361	$15,487	$3,194
Less: Net loss attributable to noncontrolling interest	—	171	550	341
Net income attributable to AdTheorent Holding Company, Inc.	$57,777	$1,532	$16,037	$3,535
Earnings per share:
Basic	$0.67	$0.03	$0.19	$0.06
Diluted	$0.62	$0.02	$0.17	$0.06
Weighted-average common shares outstanding:
Basic	85,766,302	59,873,921	85,755,210	59,863,656
Diluted	93,402,650	67,078,778	93,263,518	63,688,104

Non-GAAP Financial Measures

The Company uses financial measures that are not calculated in accordance with GAAP including Adjusted EBITDA and Adjusted gross profit. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity and make strategic decisions. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management.

Because of the limitations associated with these non-GAAP financial measures, “Adjusted Gross Profit,” “EBITDA,” “Adjusted EBITDA,” “Adjusted Gross Profit as a % of Revenue” and “Adjusted EBITDA as a percent of Adjusted Gross Profit” should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using non-GAAP measures on a supplemental basis. You should review the reconciliation of the non-GAAP financial measures below and not rely on any single financial measure to evaluate AdTheorent's business.

The tables below show the Company’s non-GAAP financial metrics reconciled to the comparable GAAP financial metrics included in this release.

Adjusted Gross Profit

Adjusted Gross Profit is a non-GAAP profitability measure. Adjusted Gross Profit is a non-GAAP financial measure of campaign profitability, monitored by management and the board, used to evaluate the Company's operating performance and trends, develop short- and long-term operational plans, and make strategic decisions regarding the allocation of capital. The Company believes this measure provides a useful period-to-period comparison of campaign profitability and is useful information to investors and the market in understanding and evaluating its operating results in the same manner as its management and board. Gross profit is the most comparable GAAP measurement, which is calculated as revenue less platform operations costs. In calculating Adjusted Gross Profit, the Company adds back other platform operations costs, which consist of amortization expense related to capitalized software, depreciation expense, allocated costs of personnel which set up and monitor campaign performance, and platform hosting, license, and maintenance costs, to gross profit.

The following table sets forth a reconciliation of revenue to adjusted gross profit for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(In thousands)
Revenue	$42,476	$39,867	$76,717	$70,834
Less: Platform operations	20,854	18,263	38,626	33,151
Gross Profit	21,622	21,604	38,091	37,683
Add back: Other platform operations	6,724	5,048	13,240	9,767
Adjusted Gross Profit	$28,346	$26,652	$51,331	$47,450

EBITDA and Adjusted EBITDA

EBITDA is a non-GAAP financial measure defined by us as net income (loss), before interest expense, net, depreciation, amortization and income tax expense. Adjusted EBITDA is defined as EBITDA before stock compensation expense, transaction costs, management fees, non-core operations and other potential non-recurring items. Net income (loss) is the most comparable GAAP measurement.

Collectively these non-GAAP financial measures are key profitability measures used by the Company's management and board to understand and evaluate its operating performance and trends, develop short-and long-term operational plans and make strategic decisions regarding the allocation of capital. The Company believes that these measures can provide useful period-to-period comparisons of campaign profitability. Accordingly, the Company believes that these measures provide useful information to investors and the market in understanding and evaluating its operating results in the same manner as its management and board.

The following table sets forth a reconciliation of net income to Adjusted EBITDA for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(In thousands)
Net income	$57,777	$1,361	$15,487	$3,194
Interest expense, net	47	610	156	1,210
Tax (benefit) expense	(610)	584	(1,635)	1,572
Depreciation and amortization	1,954	2,122	4,042	4,224
EBITDA	$59,168	$4,677	$18,050	$10,200
Equity based compensation	3,856	108	5,844	272
Seller's Earn-Out equity-based compensation	499	—	991	—
Transaction costs (1)	(271)	2,197	(131)	2,438
Gain on change in fair value of Seller's Earn-Out (3)	(37,419)	—	(12,763)	—
Gain on change in fair value of warrants (4)	(18,523)	—	(2,587)	—
Gain on deconsolidation of SymetryML (5)	—	—	(1,939)	—
Loss on change in fair value of SAFE Notes (6)	—	—	788	—
Loss on fair value of investment in SymetryML Holdings	10	—	10	—
Management fees (7)	—	218	—	435
Lease termination fee	—	4,243	—	4,243
Non-core operations (8)	—	595	351	1,194
Adjusted EBITDA	$7,320	$12,038	$8,614	$18,782

(1)
Includes incurred transaction-related expenses and costs related to strategic initiatives in the three and six months ended June 30, 2021 which were suspended due to the COVID-19 pandemic. In the three and six months ended June 30, 2022, includes professional fees directly related to the SPAC merger with MCAP Acquisition Corporation (the "Business Combination") on December 22, 2021.
(2)
In connection with the Business Combination, a Seller's Earn-Out liability was recorded. The gain represents the increase in fair value of the Seller's Earn-Out in the three and six months ended June 30, 2022.
(3)
In connection with the Business Combination, a liability for warrants was recorded. The gain represents the increase in fair value of the warrants in the three and six months ended June 30, 2022.
(4)
On March 31, 2022, the Company deconsolidated SymetryML which resulted in a gain. Refer to Note 18 — SymetryML and SymetryML Holdings of the Company's Condensed Consolidated Financial Statements, included in its Form 10-Q as of June 30, 2022 filed today, for more information.
(5)
On March 31, 2022, the SAFE Notes were valued which resulted in a loss. Refer to Note 18 — SymetryML and SymetryML Holdings of the Company's Condensed Consolidated Financial Statements, included in its Form 10-Q as of June 30, 2022 filed today, for more information.
(6)
On December 22, 2016, the Company closed a growth recapitalization transaction with H.I.G. Capital. The agreements related to fees paid to H.I.G. Capital were discontinued effective December 22, 2021, the closing date of the Business Combination.
(7)
Effective as of March 1, 2020, the Company effectuated a contribution of its SymetryML department into a new subsidiary, SymetryML, Inc. The Company periodically raised capital to fund Symetry operations, by entering into Simple Agreement for Future Equity Notes (“SAFE Notes”) with several parties. The Company viewed SymetryML operations as non-core, and did not fund future operational expenses incurred in excess of SAFE Note funding secured. Effective March 31, 2022, the Company no longer consolidates SymetryML. Refer to Note 18 — SymetryML and SymetryML Holdings of the Company's Condensed Consolidated Financial Statements, included in its Form 10-Q as of June 30, 2022 filed today, for more information.

The following table presents Adjusted EBITDA as a Percentage of Adjusted Gross Profit and Adjusted Gross Profit as a Percentage of Revenue:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(In thousands, except for percentages)
Gross Profit	$21,622	$21,604	$38,091	$37,683
Net income	$57,777	$1,361	$15,487	$3,194
Net income as a % of Gross Profit	267.2%	6.3%	40.7%	8.5%
Adjusted Gross Profit	$28,346	$26,652	$51,331	$47,450
Adjusted EBITDA	$7,320	$12,038	$8,614	$18,782
Adjusted EBITDA as a % of Adjusted Gross Profit	25.8%	45.2%	16.8%	39.6%
Gross Profit	$21,622	$21,604	$38,091	$37,683
Revenue	$42,476	$39,867	$76,717	$70,834
Gross Profit as a % of Revenue	50.9%	54.2%	49.7%	53.2%
Revenue	$42,476	$39,867	$76,717	$70,834
Adjusted Gross Profit	$28,346	$26,652	$51,331	$47,450
Adjusted Gross Profit as a % of Revenue	66.7%	66.9%	66.9%	67.0%